Registration Statement No. 333-131369

Filed pursuant to Rule 424(b)(2)

Amendment No. 18, dated January 11, 2008 to

Pricing Supplement No. 72, dated October 17, 2007 to Prospectus Supplement and Prospectus
each dated January 30, 2006 relating to the AB Svensk Exportkredit (Swedish Export Credit Corporation) Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

—Agriculture Total ReturnSM

Due October 24, 2022

Principal Amount of Securities sold on the date hereof	:	$6,000,000

Purchase Price	:	112.942%

Settlement Date	:	January 17, 2008

UPDATED CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Each Class of Securities To	Amount To Be	Proposed Maximum	Aggregate Offering
Be Registered	Registered	Aggregate Price Per Unit	Price	Amount of Registration Fee
Notes offered hereby	$6,000,000	112.942%	$6,776,520	$266.32(1)

(1)           The filing fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of this pricing supplement, there are unused registration fees of $27,849.95 that have been paid in respect of the securities covered by the registration statement on Form F-3 (No. 333-131369) filed by us on January 30, 2006 of which this pricing supplement is a part.  After giving effect to the registration fee for this offering, $27,583.63 remains available for future offerings.